April 1, 1999

                                TEREX CORPORATION

                          1999 LONG-TERM INCENTIVE PLAN


                                    ARTICLE I

                                     PURPOSE

The purpose of the 1999 Long-Term Incentive Plan (the "Plan") is to promote the interests of Terex Corporation (the "Company") and its stockholders by (i) helping the Company to attract and retain outstanding management, (ii) stimulating management's efforts on behalf of the Company by giving participants a direct interest in the performance of the Company and (iii) suitably rewarding participants' contributions to the success of the Company.

The Company intends that certain performance-based compensation payable under the Plan will qualify for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and expects that all compensation paid under the Plan will be fully deductible.

                                   ARTICLE II
                                   DEFINITIONS

     2.1 Award Certificate: A written instrument evidencing the award of Units to a Participant.

     2.2 Base Year EPS: Earnings Per Share for the Year immediately preceding the date of an award of Units.
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     2.3  Beneficiary:  The person or persons  designated by a  Participant,  in accordance with Section 9.1, to receive any amount payable under the Plan upon the Participant's death.

     2.4 Board: The Board of Directors of the Company.

     2.5 Change in Control: "Change In Control," as defined in the Participant's employment agreement with the Company, or, absent an agreement defining Change in Control, (i) consummation of an acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) of 40 percent or more of the combined voting power of the Company's then outstanding securities; (ii) a change in the composition of the Board occurring within a rolling two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors ("Incumbent Directors" shall mean directors who either (x) are members of the Board as of the Effective Date or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but shall not include an individual not otherwise an Incumbent Director whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Board);
(iii) consummation of a complete liquidation or dissolution of the Company or a merger, consolidation or sale of all or substantially all of the Company's assets (collectively, a "Business Combination") other than a Business Combination (x) in which the stockholders of the Company receive more than 80 percent of the combined voting power of the voting securities of the company resulting from the Business Combination, (y) at least a majority of the board of

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directors of the resulting  corporation  were Incumbent  Directors and (z) after which no individual, entity or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) owns 20 percent or more of the combined voting power of the securities of the resulting corporation, who did not own such securities immediately before the Business Combination.

     2.6 Code: The Internal Revenue Code of 1986, as amended from time to time.

     2.7 Committee: The Compensation Committee of the Board, which is comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     2.8 Common Shares: Shares of common stock ($.01 par value) of the Company.

     2.9 Company: Terex Corporation and consolidated subsidiaries, a Delaware corporation, or any successor thereto.

     2.10  Cumulative  Unit Value:  The amount  determined  in  accordance  with
Section 7.2.

     2.11 Disability: Disability, as defined in a Participant's employment agreement with the Company, or, absent an agreement, in the Company's group disability insurance contract.

     2.12 Earnings: For any Year, the consolidated income of the Company prepared in accordance with generally accepted accounting principles, as reported in the Company's audited consolidated financial statements for that

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Year, adjusted on an after-tax basis (a) to exclude (i) in its entirety any item of nonrecurring gain or loss in excess of $2,000,000, including writedowns of items included in operating income, (ii) all extraordinary gains and losses and
(iii) any accruals for this Plan and (b) to add back write-offs required in connection with any acquisition in the Year of such acquisition; provided, however, that, for any Year, earnings will be adjusted to include a charge for income taxes at the estimated effective tax rate without regard to the availability of any net operating loss carryforward.

     2.13 Earnings Per Share: For any Year, Earnings divided by the number of Common Shares used to determine the Company's diluted earnings per share for that Year, as reported in the Company's audited consolidated financial statements for the Year; provided, however, that for the Year ending December 31,1999, Earnings per Share shall be based on Earnings for the period April 1, 1999 through December 31, 1999 on an annualized basis (i.e., multiplied by 133%).

     2.14 Effective Date: The effective date of the Plan, which is January 1, 1999.

     2.15  Incremental  Unit Value:  The amount  determined in  accordance  with
Section 7.1.

     2.16 Maximum Cumulative Unit Value: For all Units awarded as of the beginning of any Year, the amount determined by the Committee for those Units when they are awarded.

     2.17 Measuring Price: For each Unit awarded, the closing price of a Common Share as reported on the New York Stock Exchange on the last day of the Year preceding the date as of which the Unit is awarded.

     2.18 Participant: A key employee of the Company designated by the Committee to participate in the Plan.

     2.19 Plan: Terex Corporation Long-Term Incentive Plan, as herein set forth and as it may be amended from time to time.

     2.20 Term of the Plan: The period commencing on the Effective Date and ending five years after the final award of Units (but in no event later than December 31, 2013), in accordance with Section 5.1, or on such earlier date as the Maximum Cumulative Unit Value of such Units may be achieved.

     2.21 Termination for Good Reason: Termination of a Participant's employment with the Company for "Good Reason," as defined in the Participant's employment agreement with the Company, or, absent an agreement defining Good Reason, termination due to the occurrence of one or more of the following, without the Participant's prior written consent: (i) a material change, adverse to the Participant, in his or her position, title or office, status, rank, nature of responsibilities or authority within the Company, except in connection with termination of his or her employment for Cause or Disability or as a result of action by the Participant, (ii) assignment of duties to the Participant that are inconsistent with his or her duties, status, rank, responsibilities or

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authority,  (iii)  decrease  in the  Participant's  base  salary,  annual  bonus opportunity or benefits (other than any such decrease applicable to executives of the Company generally), and (iv) relocation of the Participant's principal place of business to a location more than 50 miles from its location on the date when he or she first became a Participant.

     2.22 Termination Without Cause: Termination of a Participant's employment by the Company without "Cause," as defined in the Participant's employment agreement with the Company, or, absent an agreement defining Cause, termination of the Participant's employment by the Company for any reason other than (i) continuing and material failure to fulfill his or her employment obligations or willful misconduct or gross neglect in the performance of such duties, (ii) commission of fraud, misappropriation or embezzlement in the performance of such duties or (iii) conviction of a felony, which, as determined in good faith by the Board, constitutes a crime that may result in material harm to the Company.

     2.23 Unit: A unit of participation in the Plan awarded to a Participant in accordance with Article V.

     2.24 Valuation Date: The last day of any Year.

     2.25 Year: The calendar year, which is the fiscal year of the Company.


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                                   ARTICLE III
                                 ADMINISTRATION

     3.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. Committee decisions and determinations shall be made by a majority of its members present at a meeting at which a quorum is present, and they shall be final. The actions of the Committee with respect to the Plan shall be binding on all affected Participants. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     3.2 The Committee shall have full authority, subject to the provisions of the Plan (i) to select Participants and determine the extent and terms of their participation; (ii) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, (iii) to construe and interpret the Plan, the rules and regulations adopted thereunder and any notice or Award Certificate given to a Participant; and (iv) to make all other determinations that it deems necessary or advisable in the administration of the Plan.

     3.3 The Committee may employ attorneys, consultants, accountants or other persons as it deems necessary for the proper administration of the Plan and may rely on the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee with respect to the

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Plan or any award  hereunder,  and all members of the  Committee  shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     3.4 In the event of any stock split, stock dividend, reclassification, recapitalization or other change that affects the character or amount of outstanding Common Shares and Earnings Per Share, the Committee shall make such adjustments in the number of Units (whether authorized or outstanding and unexercised), the Measuring Price or both as shall, in the sole judgment of the Committee, be equitable and appropriate in order to make the value of such Units, as nearly as may be practicable, equivalent to the value of Units outstanding and unexercised immediately prior to such change. In no event, however, shall any such adjustment give any Participant any additional benefits.

     3.5 The Committee shall be precluded from increasing compensation payable under the Plan to a Participant, including acceleration of payment and increase of any amount payable, unless specifically provided for by the Plan.

                                   ARTICLE IV
                                  PARTICIPATION

     4.1 Only key employees of the Company who, in the Committee's judgment, will have a significant impact on the success of the business shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall select the Participants.

     4.2 In selecting Participants and in determining the number of Units to be awarded to each Participant for any Year, the Committee shall take into account such factors as the individual's position, experience, knowledge, responsibilities, advancement potential and past and anticipated contributions to Company performance.

                                    ARTICLE V
                                 AWARD OF UNITS

     5.1 Subject to adjustment as provided in Section 3.4, a maximum of 2,000,000 Units may be awarded under the Plan. A Participant who has been awarded Units may be awarded additional Units in any subsequent Year, and new Participants may be awarded Units, both in the discretion of the Committee; provided, however, that no Units shall be awarded after 2008.

     5.2 Units shall be awarded solely by the Committee and shall be evidenced by an Award Certificate, as provided in Article X.

     5.3 Subject to adjustment as provided in Section 3.4, the maximum number of Units awarded to any one individual shall not exceed 800,000 during the Term of the Plan.

                                   ARTICLE VI
                            TERM AND VESTING OF UNITS

     6.1 Each Unit shall have a term of five years from the date of award, subject to earlier termination (i) as provided in Article XI or (ii) upon attainment before five years of the Unit's Maximum Cumulative Unit Value. Notwithstanding the foregoing, the term of Units awarded as of the Effective Date shall terminate on December 31, 2003, subject to earlier termination as aforesaid. Units shall be deemed to be awarded as of the Effective Date or the first day of any subsequent Year through 2008, as the case may be.

     6.2 Each Unit shall become fully vested on the fifth Valuation Date following the date of its award in accordance with a vesting schedule determined by the Committee at the time of award; provided, however, that no portion of any Unit shall vest prior to the third Valuation Date following the Unit's award. Notwithstanding the foregoing, a Unit shall become fully vested, if earlier than the fifth Valuation Date following its award, upon (i) attainment of its Maximum Cumulative Unit Value, (ii) a Participant's Termination Without Cause or for Good Reason (iii) a Participant's Termination Without Cause or for Good Reason within one year following a Change in Control (in which event the value of a Unit shall be the Maximum Cumulative Unit Value), or (iv) termination of a Participant's employment with the Company by reason of death or Disability.

                                   ARTICLE VII
                        DETERMINATION OF VALUE OF A UNIT

     7.1 For any Year, the Incremental Unit Value of a Unit shall be equal to the product of the Measuring Price multiplied by .85 of the percentage by which Earnings Per Share for the Year exceeds Base Year EPS. Notwithstanding the foregoing, in the event that for any Year (i) Base Year EPS exceeds Earnings Per Share or (ii) Earnings Per Share is less than 105 percent of Earnings Per Share for the immediately preceding Year, the Incremental Unit Value for the Year shall be zero. The Committee shall notify each Participant of the Incremental Unit Value of his or her Units for each Year as soon as practicable after the Valuation Date for the Year.

     7.2 The Incremental Unit Value of each Unit for any Year shall be cumulated with the Incremental Unit Value of the Unit for all prior Years from the date of the Unit's award. The cumulative amount thus determined shall be the then Cumulative Unit Value of such Unit.

                                  ARTICLE VIII
                          EXERCISE AND PAYMENT OF UNITS

     8.1 A Unit may be exercised, to the extent that it is vested in accordance with Section 6.2 above, at any time prior to becoming fully vested; provided, however, that a partially vested Unit that is exercised shall be cancelled and its nonvested portion forfeited. Except as provided in Article XI below, a Unit that is fully vested in accordance with Section 6.2 above, shall thereupon be exercised.

     8.2 In order to exercise a partially or fully vested outstanding Unit, a Participant (i) shall give written notice of exercise to the Secretary of the Company, specifying the number of Units being exercised, and (ii) shall deliver his or her Award Certificate to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return the same to the Participant. The date of exercise of a Unit shall be the date on which the Company receives the required documentation. Upon exercise, the Participant shall be entitled to receive (i) the Cumulative Unit Value of the vested portion of the Units being exercised, determined as of the concurrent or immediately preceding Valuation Date, but not in excess of the Maximum Cumulative Unit Value,or (ii) if applicable, the Maximum Cumulative Unit Value of Units that are fully vested pursuant to clause (i) or (iii) of Section 6.2 above.

     8.3 Payment of the amount due under the Plan shall be made not later than five days following the date of exercise of any Unit or the date of such other event as shall entitle the Participant to payment; provided, however, that, before any payment may be made, the Committee must certify in writing that all performance criteria under the Plan have been met. Except upon Termination Without Cause or for Good Reason within one year following a Change in Control, when payment shall be made solely in a cash lump sum, not less than 40 percent of any amount due shall be paid in cash, and the balance shall be paid in cash or Common Shares or both, as determined by the Committee in its discretion.

                                   ARTICLE IX
                       LIMITS ON TRANSFERABILITY OF UNITS

     9.1 Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount or any Common Shares payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant, or if no Beneficiary survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Beneficiary for purposes of the Plan.

     9.2 A Unit may be exercised only by the Participant to whom it was awarded, except in the event of the Participant's death, when a Unit may be exercised by his or her Beneficiary. Except as provided in Section 9.1, a Participant may not transfer, assign, alienate or hypothecate any benefits under the Plan.

                                    ARTICLE X
                                AWARD CERTIFICATE

     10.1 Promptly following the making of an award, the Company shall deliver to the recipient an Award Certificate, specifying the terms and conditions of the Unit. This writing shall be in such form and contain such provisions not inconsistent with the Plan as the Committee shall prescribe.

                                   ARTICLE XI
                              TERMINATION OF UNITS

     11.1 An outstanding Unit awarded to a Participant shall be canceled and all rights with respect thereto shall expire upon the earlier to occur of (i) its exercise as provided in Section 8.1 or (ii) termination of the Participant's employment with the Company; provided, however, that if such termination occurs pursuant to clause (ii) or (iv) of Section 6.2 above, or for any other reason specifically approved in advance by the Committee, the term of such Unit shall continue for a period of 14 months from the date of termination (the "Extended Term"). For purposes of this Section 11.1, the Cumulative Unit Value of a Unit that is fully vested pursuant to said clause (ii) or (iv) shall be determined as of the Valuation Date concurrent with or immediately preceding the end of the Extended Term or any earlier exercise date, whichever is applicable. A Unit whose term is continued for an Extended Term shall be deemed to be automatically exercised as of the last Valuation Date within the Extended Term, unless sooner exercised by the Participant or his or her legal representative.

     11.2 Nothing contained in Section 11.1 shall be deemed to extend the term of any Unit beyond the end of the Term of the Plan.

                                   ARTICLE XII
                      TERMINATION AND AMENDMENT OF THE PLAN

     12.1 The Company reserves the right to amend or terminate the Plan at any time, by action of the Committee, but no such amendment or termination shall adversely affect the rights of any Participant with respect to outstanding Units held by the Participant without his or her written consent. No amendment will be effective prior to approval by the Company's stockholders to the extent such approval is required to preserve the deductibility of compensation paid pursuant to Section 162(m) of the Code or is otherwise required by law.

                         ARTICLE XIII GENERAL PROVISIONS

     13.1 Nothing in the Plan, nor the award of any Unit, shall confer on any Participant a right to continue in the employment of the Company or affect any right of the Company to terminate a Participant's employment.

     13.2 The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

     13.3 The Company shall be authorized to withhold from any award or payment it makes under the Plan to a Participant the amount of withholding taxes due with respect to such award or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

     13.4 Nothing in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval as may be necessary, and such arrangements may be either generally applicable or applicable only in specific cases.

     13.5 Participants shall not be required to make any payment or provide any consideration for awards under the Plan other than the rendering of services.